Exhibit 99.2

[US GOLD LOGO]

WHITE KNIGHT, NEVADA PACIFIC AND TONE RESOURCES SHAREHOLDERS:
U.S. GOLD’S OFFERS EXPIRES FRIDAY MARCH 23, 2007

U.S. Gold (AMEX & TSX:UXG) wishes to remind you that our offer to acquire your White Knight, Nevada Pacific or Tone Resources shares will expire on Friday March 23, 2007 at 5:00 pm Pacific time, unless withdrawn or extended. The offers represent a premium of approximately 25% to the closing share price on March 3, 2006

Each of the three target companies’ Board of Directors have recommended that all their shareholders ACCEPT the offer and TENDER their shares to U.S. Gold.

FOR HELP TENDERING YOUR SHARES, PLEASE CONTACT:

IN THE UNITED STATES:	OUTSIDE THE UNITED STATES:

Toll Free Telephone: 1-866-425-8280	Canada Toll Free Telephone: 1-866-639-8026
Banks, Brokers call: 1-212-440-9800	Banks, Brokers and others call: 1-416-867-2272

The offer is being made only pursuant to the prospectus and offer to purchase, which are each available on the U.S. Gold website at www.usgold.com and at www.sec.gov and www.sedar.com.

On February 12, 2007, U.S. Gold announced the launch of its formal offers to acquire all the outstanding shares (including any common shares that may be issued after February 12, 2007 and prior to the expiry time of the offers) of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited. Under the offers, U.S. Gold’s wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, will issue 0.35 of an exchangeable share for each outstanding common share of White Knight tendered in the offer and accepted for purchase; 0.23 of an exchangeable share for each outstanding common share of Nevada Pacific Gold tendered in the offer and accepted for purchase; and 0.26 of an exchangeable share for each outstanding common share of Tone Resources tendered in the offer and accepted for purchase. If all of the offers are completed on the terms currently proposed, US Gold Canadian Acquisition Corporation will issue up to 42,370,163 exchangeable shares in consideration for the currently outstanding shares of the target companies, or up to 49,065,769 exchangeable shares if currently outstanding options and warrants of the target companies are exercised and the underlying common shares tendered in accordance with the offer.

Each exchangeable share of US Gold Canadian Acquisition Corporation will be convertible at the option of the holder into one share of U.S. Gold’s common stock for no additional consideration. The exchangeable shares will be structured to provide the holders the same voting and economic rights as the holders of U.S. Gold’s common stock and are being issued in an effort to provide, to the extent possible, more favorable tax treatment to Canadian shareholders of the target companies under the Income Tax Act (Canada), as amended. The exchangeable shares have been conditionally approved for listing on the Toronto Stock Exchange.

The offers will remain open until 5:00 p.m. Vancouver time on March 23, 2007, unless the offers are withdrawn or extended. Any notice of extension will be announced promptly by press release as soon as possible after notification to the depositary, Kingsdale Shareholder Services, but no later than 9:00 a.m., Vancouver time, on the day following the expiry date and a copy of the notice will be provided to the TSX, TSX-V and AMEX, as applicable.

Cautionary Statements

This message contains certain “forward-looking statements.” Such forward-looking statements are often identified by words such as “intends”, “anticipates”, “believes”, “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, under the caption “Risk Factors” and in other reports filed with the SEC. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of U.S. Gold or any other entity. This communication is not a solicitation of a proxy from a security holder of the Company or any of the subject companies. The Company has filed registration statements and a proxy statement with the SEC with regard to the proposed offers for Nevada Pacific, Tone Resources and White Knight. YOU ARE URGED TO READ THE PROSPECTUS AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain any such prospectus or proxy statement and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and filed with the securities commissions or equivalent regulatory authorities in Canada at the following website, www.sedar.com. In addition, you may obtain a prospectus and the proxy statement and the other documents filed by the Company with the SEC and the securities commissions or equivalent regulatory authorities in Canada by requesting them in writing from U.S. Gold Corporation, Attention: Investor Relations, Telephone: (303) 238-1438.